UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2013 (the “Effective Date”), Grandparents.com, Inc. (the “Company”) and the holder (the “Holder”) of its then-outstanding Original Notes (as defined below) entered into an Amended and Restated Note Purchase Agreement (the “Amended and Restated Note Purchase Agreement”) to amend and restate that certain Note Purchase Agreement, dated as of December 7, 2012 (the “Original Note Purchase Agreement”), pursuant to which the Company issued to certain investors party thereto (collectively, the “Original Investors”) an aggregate of $950,000 in principal amount of its 12% secured convertible promissory notes (collectively, the “Original Notes”) and warrants to purchase an aggregate of 950,000 shares of the Company’s common stock. Prior to the Effective Date, the Original Investors transferred, in separate transactions, all of their respective rights, title and interests in the Original Notes to the Holder pursuant to various note purchase agreements by and between each Original Investor and the Holder.

Pursuant to the Amended and Restated Note Purchase Agreement, all of the Original Notes were automatically deemed null and void. In addition, the Company issued to the Holder a new convertible promissory note (the “New Note”) in the original principal amount of $1,002,800, which amount reflects the outstanding principal amount and unpaid accrued interest due under the Original Notes on the Effective Date. The New Note is unsecured and accrues interest at the rate of 12% per annum and will mature on June 2, 2014 (the “Maturity Date”). At the option of the Holder, upon written notice to the Company at any time prior to the Maturity Date, all of the outstanding principal amount and unpaid accrued interest of the New Note may be converted into shares of the Company’s common stock at a conversion price equal to $0.1875 per share. The Company may prepay, upon five (5) business days written notice, any amounts owed under the New Note in whole or in part at any time without the prior written consent of the Holder.

The New Note can be declared due and payable upon an “Event of Default.” As more fully described in the Amended and Restated Note Purchase Agreement, each of the following, among other events, constitutes an Event of Default: (i) the Company fails to pay principal and interest when due under the New Note, whether at maturity, by acceleration, or otherwise, and any such amount shall remain unpaid for a period of thirty (30) days after the due date thereof; (ii) the Company defaults in the performance or observance of any covenant, obligation or agreement contained in the New Note or the Amended and Restated Note Purchase Agreement, subject to a thirty (30) day cure period; (iii) the material breach of any representation, warranty or certification made by the Company in or pursuant to the Amended and Restated Note Purchase Agreement, subject, in certain cases, to a thirty (30) day cure period; (iv) the appointment of a receiver for the Company’s property, an assignment for the benefit of the Company’s creditors, failure generally by the Company, or the Company admits in writing to its inability, to pay its debts as they become due, or the commencement of voluntary or involuntary bankruptcy or similar proceedings by or against the Company; (v) the liquidation of the Company or suspension of its operations other than in the ordinary course of business; (vi) any final judgment for the payment of money in excess of $50,000 is rendered against the Company which judgment is not, within ninety (90) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within ninety (90) days after the expiration of such judgment; or (vii) a change in control of the Company.

In addition to the New Note, the Company issued to the Holder a warrant (the “New Warrant”) to purchase 1,002,800 shares of the Company’s common stock. The New Warrant is exercisable at an initial exercise price of $0.25 per share and may be exercised on a “cashless basis” as described in the New Warrant. The exercise price and number of shares for which the New Warrant is exercisable are subject to adjustments for certain customary events. The number of shares for which the New Warrant is exercisable will be automatically reduced by 50% if the New Note is not converted into shares of the Company’s common stock. The New Warrant expires on the date that is five years following the Effective Date.

The Amended and Restated Note Purchase Agreement also grants the Holder certain “piggyback” registration rights with respect to the shares of the Company’s common stock issuable upon conversion of the New Note and exercise of the New Warrant. The Amended and Restated Note Purchase Agreement also contains customary representations, warranties and obligations of the parties.

The foregoing descriptions of the terms of the Amended and Restated Note Purchase Agreement, the New Note and the New Warrant do not purport to be complete and are qualified in their entireties by reference to the form of Amended and Restated Note Purchase Agreement, form of New Note and form of New Warrant filed with this Current Report on Form 8-K (this “Report”) as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement.

The disclosures contained in Item 1.01 of this Report regarding the Amended and Restated Note Purchase Agreement and the termination of the Original Notes pursuant thereto are incorporated herein by reference in response to this Item 1.02.

As a result of the amendments to the Original Note Purchase Agreement and the termination of the Original Notes pursuant to the Amended and Restated Note Purchase Agreement, the following agreements entered into in connection with the Original Note Purchase Agreement and the Original Notes are, as of the Effective Date, of no further force or effect: (i) the Security Agreement entered into by the Company with the collateral agent identified therein on behalf of the Original Investors; (ii) that certain Limited Guaranty of Payment (the “Guaranty”) entered into by Steven Leber, Joseph Bernstein and Dr. Robert Cohen (collectively, the “Guarantors”) in favor of the Original Investors pursuant to which the Guarantors guaranteed the payment of up to $1,000,000 in aggregate principal amount of the Original Notes; and (iii) the Contribution and Indemnification Agreement between the Company and the Guarantors pursuant to which the Guarantors were entitled to contribution from the other Guarantors in certain circumstances and the Company agreed to indemnify each of the Guarantors and to hold each of them harmless from and against any and all claims in connection with or arising out of or relating to the Guaranty. The warrants issued to Steven Leber, Joseph Bernstein and Dr. Robert Cohen in connection with the Guaranty remain outstanding.

The Company incurred no material early termination penalties in connection with the termination of the Original Notes or any of the other agreements described in this Item 1.02 of this Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 of this Report regarding the Amended and Restated Note Purchase Agreement and the issuance of the New Note pursuant thereto are incorporated herein by reference in response to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures contained in Item 1.01 of this Report regarding the Amended and Restated Note Purchase Agreement, the New Note and the New Warrant are incorporated herein by reference in response to this Item 3.02.

On May 6, 2013, the Company issued to an accredited investor 100,000 shares of its common stock and a five-year warrant to purchase 25,000 shares of its common stock. On May 20, 2013, the Company issued to an accredited investor 100,000 shares of its common stock and a five-year warrant to purchase 25,000 shares of its common stock. On May 30, 2013, the Company issued to an accredited investor 240,000 shares of its common stock and a five-year warrant to purchase 60,000 shares of its common stock. On May 31, 2013, the Company issued to an accredited investor 200,000 shares of its common stock and a five-year warrant to purchase 50,000 shares of its common stock. The foregoing shares of the Company’s common stock were purchased at a purchase price of $0.25 per share. Each of the foregoing warrants has an exercise price of $0.25 per share and may be exercised on a cashless basis. The exercise price and number of shares for which each such warrant is exercisable are subject to adjustments for certain customary events. The purchasers of the foregoing shares and warrants are entitled to certain “piggyback” registration rights with respect to such shares and the shares of common stock for which each such warrant is exercisable.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Amended and Restated Note Purchase Agreement, dated May 31. 2013
10.2	Form of Convertible Promissory Note, dated May 31, 2013
10.3	Form of Warrant for the Purchase of Shares of Common Stock, dated May 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2013	GRANDPARENTS.COM, INC.

	By:	/s/ Steven Leber
Steven Leber
Co-Chief Executive Officer